As filed with the Securities and Exchange Commission on May 28, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Hybridon, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3072298
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

345 Vassar Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

1995 Director Stock Option Plan
(Full Title of the Plan)

Stephen R. Seiler
Chief Executive Officer
Hybridon, Inc.
345 Vassar Street
Cambridge, Massachusetts 02139
(Name and Address of Agent For Service)
(617) 679-5500
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share	Offering Price	Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	400,000 shares	$0.565(2)	$226,000(2)	$28.64

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the American Stock Exchange on May 26, 2004.

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 400,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 1995 Director Stock Option Plan. This Registration Statement incorporates by reference the contents of the registration statement on form S-8, File No. 333-03902, filed by the Registrant on April 23, 1996, relating to the Registrant’s 1995 Director Stock Option Plan.

     Item 1. Interests of Named Experts and Counsel.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 2. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 28th day of May 2004.

Hybridon, Inc.
By:	/s/ Stephen R. Seiler
Stephen R. Seiler
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Hybridon, Inc. hereby severally constitute and appoint Stephen R. Seiler and Robert G. Andersen, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hybridon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James B. Wyngaarden James B. Wyngaarden, M.D.	Chairman of the Board of Directors	May 28, 2004

/s/ Stephen R. Seiler Stephen R. Seiler	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2004

/s/ Sudhir Agrawal Sudhir Agrawal, D. Phil	President, Chief Scientific Officer and Director	May 28, 2004
/s/ Robert G. Andersen Robert G. Andersen	Chief Financial Officer and Vice President of Operations, Treasurer and Secretary (Principal Financial Officer)	May 28, 2004

/s/ Youssef El-Zein Youssef El-Zein	Director	May 28, 2004

/s/ C. Keith Hartley C. Keith Hartley	Director	May 28, 2004

Signature	Title	Date
/s/ William S. Reardon William S. Reardon	Director	May 21, 2004

/s/ Paul C. Zamecnik Paul C. Zamecnik, M.D.	Director	May 21, 2004

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Rights Agreement dated December 10, 2001 between Hybridon, Inc. and Mellon Investor Services LLC, as rights agent

5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form 8-A, dated December 4, 2003 (File No. 001-31918) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, dated November 6, 1995, as amended (File No. 33-99024) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-2, dated October 10, 2003 (File No. 333-109630) and incorporated herein by reference.